Exhibit 10.14


                                                     PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------
                                                        DRAFT May 4, 2001 v1.3


                              EMPLOYMENT AGREEMENT
                              --------------------

                  This EMPLOYMENT AGREEMENT, effective as of July 1, 2001 (the "Agreement"), by and among PC-EPhone, Inc., a Nevada corporation (the "Company"), and David Meltzer (the "Executive").

                  WHEREAS, the Company desires to employ the Executive as Chief Executive Officer of the Company, and the Executive desires to be employed by the Company as its Chief Executive Officer, on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

                  1. Employment; Duties. The Company shall employ the Executive as Chief Executive Officer of the Company, and the Executive shall serve the Company in such position for the "Employment Period" as defined in Section 2. The Executive agrees that during the term of his employment hereunder, he shall devote his full working time, attention, knowledge and experience and give his best effort, skill and abilities, exclusively to promote the business and interests of the Company. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of the Company or a committee of the Board to which the Board has delegated such authority (collectively, the "Board"). In connection with this responsibility, the Executive must submit monthly written progress reports to the Board of Directors of the Company. Except as expressly authorized by resolution of the Board during the Employment Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive agrees to faithfully and diligently perform such duties as may from time to time be assigned to the Executive by the Board.

                  2. Employment Period. This Agreement shall have an initial term of two years commencing on the date first written above and ending on the second anniversary thereof (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 7 or Section 8. On the expiration of such Initial Period, this Agreement shall automatically renew and continue to remain in effect for successive two (2) year periods, until terminated in accordance with the provisions of Section 7 or Section 8, unless either party provides the other party of notice of non-renewal within 30 days of the anniversary of the date of execution of this Agreement. Each effective period of this Agreement is referred to herein as the "Employment Period."

                  3.       Compensation and Benefits.
                           -------------------------

                  (a) Base Compensation. The Executive shall be paid a monthly base salary at the rate of $34,200 per month, less statutory deductions (the "Base Salary"). The Base Salary shall be payable each month in accordance with the Company's regular payroll practices, as the same may be modified from time to time. The Company and the Executive agree that it shall conduct a performance review for the purpose of determining an appropriate change to the Base Salary that shall be effective on the thirteenth month.



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


                  (b) Expense Reimbursement. The Executive shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel and entertainment related to the Company's business and affairs upon receipt of itemized vouchers approved in accordance with Company policy as in effect from time to time.

                  (c) Benefits. The Executive shall be eligible for participation in Company benefits that may be available to employees as in effect from time-to-time. Whether or not provided as employee benefits, Company shall, at a cost of not more than $1,200 per month, provide Executive with a health, dental, disability, and life insurance polices selected by the Executive. Both the disability and term life insurance policies shall be owned by Executive and paid for by the Company. The life insurance policy shall be purchased with a face value of five (5) times Base Compensation salary. Where the Executive cannot qualify for a particular insurance policy, the Company shall be relieved of its duties under this provision, as to that particular policy.

                  (d) Equity Compensation. The Executive shall receive options for the purchase of shares of Company common stock in accordance with the terms and conditions of the option agreement attached hereto as Exhibit A.

                  (e) Vacation. The Executive shall be entitled to four weeks paid vacation per calendar year, pro-rated with respect to the portion of the year in which employment commenced with the Company. Any accrued but untaken vacation may be carried over and used up to six months after the year in which accrued, but not thereafter. No compensation shall be paid for accrued but untaken vacation.

                  (f) Signing Bonus. The Executive shall be entitled to a signing bonus comprised of the grant of stock option exercisable for 65,000 shares of Common Stock as set forth on Exhibit A.

                  4. Trade Secrets. The Executive recognizes that it is in the Company's legitimate business interest to restrict his disclosure or use of Trade Secrets and Confidential Information relating to the Company or its affiliates for any purpose other than in connection with his performance of his duties to the Company, and to limit any potential appropriation of such Trade Secrets and Confidential Information by the Executive. The Executive therefore agrees that all Trade Secrets and Confidential Information relating to the Company and its affiliates heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Company for purposes of this Agreement. During or subsequent to the Employment Period, the Executive shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of his employment hereunder. The terms "Trade Secrets" and


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"Confidential Information" include, by way of example and without limitation, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulas, secret processes, drawings, works of authorship, machines, inventions, computer programs (including documentation of such programs), services, materials, patent applications, new product plans, other plans, technical information, technical improvements, manufacturing techniques, specifications, ideas, manufacturing and test data, progress reports and research projects, and matters of a business nature, such as product pricing, distribution, sub-distribution, business plans, prospects, financial information, proprietary information about costs, profits, markets, sales, lists of customers and suppliers, procurement and promotional information, credit and financial data, plans for future development, information relating to the Company's or its affiliates' management, operation and planning, and other information of a similar nature to the extent not available to the public, of or relating to the Company or its affiliates, and their business, customers and suppliers, the disclosure of which to competitors of the Company or its affiliates or others would cause the Company to suffer substantial and irreparable damage. After expiration or termination of the Executive's employment with the Company for any reason, the Executive shall not use or disclose Trade Secrets or other Confidential Information for a period of five
(5) years except with the express written permission by resolution of the Board of Directors.

                  5. Return of Documents and Property. Upon the expiration or termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the Company's business and affairs, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

                  6. Discoveries and Works. All Discoveries and Works made or conceived by the Executive during his employment by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company shall be owned by the Company. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested,
(b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of the Executive's employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive and which


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pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive and, the Company, be presumed to have been made during the Executive's employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

                  7.       Termination.

                  (a) Manner of Termination. The Company and the Executive may terminate this Agreement, with or without cause, only in accordance with the provisions of this Section 7.

                  (b) Termination Without Cause. During the Employment Period, if the Company terminates this Agreement other than for cause the Company shall pay Executive a termination fee as follows: (i) if termination of Executive without cause occurs during the first 12 months of the Employment Period, the Executive shall receive a lump sum payment equivalent to the next six (6) months Base Compensation in effect as of the effective date of such termination plus reimbursement of any and all expenses incurred by Executive as of the date of notice of such termination, or (ii) if termination of Executive without cause occurs after the first 12 months of the Employment Period, the Executive shall receive a lump sum payment equivalent to the next twelve (12) months Base Compensation in effect at the date of notice of such termination, reimbursement of any and all expenses incurred by Executive as of the date of notice of such termination, plus payment of any and all bonus payments payable as of such date, and, subject to the terms and conditions of the option agreement attached hereto as Exhibit A, all of such equity instruments that would otherwise vest and become exercisable within the twelve (12) months immediately following the date of notice of termination, shall as of such date fully and irrevocably vest and become exercisable and/or non-forfeitable by the Executive until the first anniversary of the termination of the Executive's/Optionee's employment (but in no event beyond the expiration of the stated term of such instrument). Any such payment hereunder and vesting of such equity instruments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive with respect to this Agreement.

                  (c) Termination for Cause by the Company. The Company may terminate this Agreement for cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Executive. For purposes of this Agreement, "cause" shall mean, with respect to the Executive, (i) any act of fraud or dishonesty, willful misconduct or gross negligence in connection with the Executive's duties, (ii) a breach by the Executive of any provision hereof or of any contractual or legal fiduciary duty to the Company (including, but not limited to, the unauthorized disclosure of Trade Secrets or other Confidential Information, non-compliance with the policies, guidelines and procedures of the Company or engaging during his employment in any other employment or business without the express written approval of the Company's Board of Directors), or (iii) the conviction of the Executive for the commission of a felony, whether or not such alleged felony was committed in connection with the Company's business or (iv) the commencement of any bankruptcy proceedings for personal mismanagement, the appointment of a trustee or receiver for the Executive due to personal mismanagement or the general assignment of the Executive's assets to his creditors due to personal mismanagement.


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


                  (d) Termination for Cause by Executive. The Executive may terminate this Agreement for cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Company. For purposes of this Agreement, with respect to the Company, "cause" shall mean the failure to pay any amounts due Executive hereunder (and not disputed in good faith by the Company) within two months after their due date.

                  (e) Effect of Termination. Except as provided in Section 8 below, in the event this Agreement is terminated, the Executive's rights and the Company's obligations hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive Base Salary, bonus and all other compensation, expense allowance or benefits provided for in this Agreement, and the Executive shall not be entitled to any further compensation, expense allowance, benefits, or severance compensation of any kind, and shall have no further right or claim to any compensation, benefits or severance compensation under this Agreement or otherwise against the Company or its subsidiaries and affiliates, from and after the date of such termination, except as provided for herein.

                  (f) Release. As a condition to the payments, rights and entitlements described in Section 7 hereof, if any, the Executive shall have executed and delivered to the Company a release in the form attached hereto as Exhibit B (the "Release"), as such Release may be amended by the Company and agreed to by the Executive from time to time, and such Release shall have become irrevocable.

                  (g) Survival. Any termination under this Section 7 is subject to the provisions of Sections 18 and 20 hereof.

                  (h) Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to the Executive, the Company may immediately relieve the Executive of all his duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Company. Where such written notice to the Executive does not include a notice of termination for cause, the Company's obligation hereunder shall continue regardless of the fact that Executive has been relieved of his duties and responsibilities and cannot perform his obligations under this Agreement, including all obligations of Company to compensate Executive pursuant to Section 3, except as such obligations shall otherwise be terminated pursuant to this Section 7.

                  (j) Change in Control. For purposes of this Agreement "Change in Control" means (i) the acquisition (by means of purchase, merger or otherwise) by any person or any two or more persons acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of such securities of beneficial ownership of fifty-one percent (51%) or more of the sum of the amount of the shares of Company common stock (the "Shares") then outstanding, plus any Shares which may be issued pursuant to the conversion or exercise of all outstanding options, rights or warrants; or (ii) the sale of all or substantially all of the assets of the Company. Notwithstanding anything to the contrary, for purposes of this Section, a person shall not be deemed to have


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made an acquisition of beneficial ownership of Shares if such person: (a)
acquires beneficial ownership of such Shares directly from the Company; (b) assumes beneficial ownership of more than the permitted percentage of Shares solely as a result of the acquisition of beneficial ownership of Shares by the Company which, by reducing the proportional beneficial ownership of Shares by other security holders, increases the proportional beneficial ownership of Shares by such person; or (c) is (1) the Company or any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity") or is owned directly or indirectly by the stockholders of the Company in the same proportion as their beneficial ownership of Shares or (2) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity.

                  (k) Change in Control Termination. Notwithstanding any other provision in this Agreement, in the event the Executive's employment with the Company is terminated by the Company following a Change in Control, the Executive shall receive within ten (10) calendar days of notice of such termination, in lieu of the payment specified in Section 7(b) above, a lump sum payment equivalent to the next twenty-four (24) months salary, plus reimbursement of any and all expenses incurred by Executive as of such date, plus payment in full of any and all prospective annual bonus payments with respect to the next succeeding twenty-four months, and, subject to the terms and conditions of the option agreement attached hereto as Exhibit A, all of such equity instruments granted therein, including all "additional options," as well as any other options authorized, from time to time, by the Board of Directors, shall fully and irrevocably vest and become exercisable and/or non-forfeitable by the Executive until the first anniversary of the termination of the Optionee's employment (but in no event beyond the expiration of the stated term of such instrument), and all of such payments and vesting of equity instruments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive with respect to this Agreement.

                  8.       Disability; Death.
                           ------------------

                  (a) If, prior to the expiration of the Employment Period, the Executive shall be unable to perform his duties hereunder by reason of physical or mental disability for at least ninety (90) consecutive calendar days (the "Disability Period"), the Company shall have the right to terminate this Agreement on the ninety-first (91st) day and the remainder of the Employment Period by giving written notice to the Executive to that effect. Immediately upon the giving of such notice, the Employment Period shall terminate. For purposes of clarity, the Company shall continue to pay Executive any and all salary, benefits and other compensation as specified in Section 3 during the Disability Period.

                  (b) All compensation and benefits provided for in Section 3 of this Agreement shall cease upon termination pursuant to Section 8(a) except that, subject to the terms and conditions of the option agreement attached hereto as Exhibit A, all of such equity instruments that would otherwise vest and become exercisable up to the effective date of such termination, shall as of such date fully and irrevocably vest and become exercisable and/or non-forfeitable by the Executive until the first anniversary of the termination of the Executive's/Optionee's employment (but in no event beyond the expiration of the stated term of such instrument), and all of such payments and vesting of such equity instruments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive with respect to this Agreement.




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                  (c) In the event of a dispute as to whether the Executive is disabled within the meaning of Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the requesting party.

                  (d) If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall die, the Executive's estate shall be paid his Base Salary and a pro rated portion of his bonus (if any) and other compensation or expense allowance then due. Any bonus payable pursuant to this Section 8(c) shall be payable on the first bonus payment date following such termination. Except as otherwise provided in this Section 8(d), upon the death of the Executive, the Employment Period shall terminate without further notice and the Company shall have no further obligations hereunder, including, without limitation, obligations with respect to compensation, expense allowance and benefits provided for in Section 3 of this Agreement, other than as set forth in the immediately preceding sentence.

                  (e) Any termination under this Section 8 is subject to the provisions of Section 18 hereof.

                  9. No Conflicts. The Executive has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney's fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.

                  For purposes of this Agreement, "affiliate" shall include any person or entity directly or indirectly controlled by or controlling the Company.

                  10. Non-competition. During the Employment Period and for an additional period of six (6) months following the date of such termination or the expiration of this Agreement, (the "Restricted Period"), the Executive will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any affiliate thereof) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity


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whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged within any portion of the United States or Canada (whether or not such business is physically located within the United States or Canada) in the design, development, manufacture, distribution, lease, rental or sale of any products, or the provision of any services, which the Company or any of its affiliates was designing, developing, manufacturing, distributing, leasing, renting, selling or providing at any time up to and including the date of termination of this Agreement or (ii) any business which is competitive with the business carried on or planned by the Company or any of its affiliates at any time during the period of the Executive's employment by the Company, unless the Executive shall have obtained the prior written consent of the Board, provided that the foregoing restriction shall not be construed as prohibiting the ownership by the Executive of not more than one percent (1%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market; provided further, that such ownership represents a passive investment and that neither the Executive nor any group of persons including the Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a shareholder, or seeks to do any of the foregoing. Each of the parties expressly acknowledges and understands that twenty five percent (25%) of the incremental compensation to be paid to Executive hereunder has been specifically negotiated and agreed to be paid as special consideration such that the foregoing non-competition provisions of this Section 10 shall be fully binding from inception of this Agreement and thereafter as provided above, and Executive expressly waives any and all judicial, arbitral, administrative and/or any other remedy to rescind, void, negate or otherwise render this Section 10 inoperative on the basis of any equitable or legal grounds whatsoever and Executive shall fully indemnify and hold harmless the Company if Executive breaches or brings any challenge to this Section 10, including, without limitation, reimbursement of Company's attorneys fees and reasonable costs and expenses incurred in connection therewith.

                  11. Non-Solicitation. During the Restricted Period, the Executive, directly or indirectly, whether for his account or for the account of any other individual or entity, shall not solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were either customers of the Company during the time the Executive was employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination or expiration of this Agreement, as the case may be. The Executive further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time the Executive was employed by the Company, to terminate his or her employment relationship with the Company or to become employed by the Executive or any individual or entity by which the Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.


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                  12. Enforcement. The Executive agrees that any breach of the provisions of Sections 4, 5, 6, 10 and 11 hereof would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Executive violates or threatens to violate the provisions of Sections 4, 5, 6, 10 or 11 hereof, as well as damages, including, without limitation consequential damages, and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

                  13. Determinations by the Company. All determinations and calculations with respect to this Agreement shall be made by the Board or any committee thereof to which the Board has delegated such authority in accordance with applicable law, the certificate of incorporation and by-laws of the Company, which if reasonable, shall be final, conclusive and binding on all persons, including the Executive and the personal representative of his estate.

                  14. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (ii) Executive and his executors, administrators, heirs and legal representatives. Since the Executive's services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

                  15. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

                             David C. Meltzer, Esq.
                             11663 Spruce Run Drive
                               San Diego, CA 92131
                                  858-547-4665

with a Copy to:
                           Thanasi K. Preovolos, Esq.
                          Preovolos & Associates, Inc.
                            401 B Street, Suite 1160
                           San Diego, California 92101
                             Telephone: 619-696-0520
                            Telecopier: 619-238-5344



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and properly addressed to the Company if addressed to:

                                 PC-EPhone, Inc.
                          Attention: Board of Directors
                         #1388, 885 West Georgia Street
                          Vancouver, BC, Canada V6C 3E8
                             Telephone: 604-633-0600
                            Telecopier: 604-642-0247

with a copy to:
                              Wuersch & Gering LLP
                          11 Hanover Square, 21st Floor
                            New York, New York 10005
                             Telephone: 212-509-5050
                            Telecopier: 212-509-9559
                        Attention: Travis L. Gering, Esq.

                  16. Severability. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that any restriction contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.

                  17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  18. Effects of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 7 or Section 8 or expires by its terms, the provisions of Sections 4, 5, 6, 10, 11, 12, 13, 14, 15, 16, 19, 20 and this Section 18 shall continue in full force and effect.

                  19. Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This


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Agreement cannot be modified, altered or amended except by a writing signed by all the parties. No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. Notwithstanding anything to the contrary in this Agreement with respect to any provision herein governing Executive's exercise of options following termination from employment with the Company, if during the Employment Period any other employee of the Company is granted an option exercisable for a period of more than one year following their respective termination of employment by the Company, then the period of exercisability following termination by the Company for any and all options then held by Executive shall be extended to equal the period of time that such other employee's options remain exercisable beyond their respective termination, provided, however, that all such options of Executive shall otherwise remain subject to the terms and conditions of this Agreement.



                  20.      Governing Law; Arbitration.
                           --------------------------

                  (a) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                  (b) Arbitration. To the fullest extent permitted by law, all disputes between the Company and Executive relating in any manner whatsoever to the execution, or fulfillment of this Agreement and all disputes arising under this Agreement, ("Arbitrable Claims") shall be resolved by arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

                  (c) Procedure. Arbitration of Arbitrable Claims shall be in accordance with the American Arbitration Association (AAA), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims (subject to any internal procedures required above). Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief pursuant to section 1281.8 of the

California Code of Civil Procedure. All arbitration hearings under this Agreement shall be conducted in San Francisco. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

                  (d) Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator in San Francisco, California. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator shall be split between both parties equally. If the allocation of responsibility for payment of the arbitrator's fees would render the obligation to arbitrate unenforceable, the parties authorize the arbitrator to modify the allocation as necessary to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

                  (e) Attorneys' Fees. If Company or Executive brings any legal action or seeks arbitration regarding any provision of this agreement, the prevailing party in the litigation or arbitration shall be entitled to recover reasonable attorneys' fees from the other party, in addition to any other relief that may be granted. Company and Executive were each represented by an attorney in the negotiation and execution of the agreement or elected to represent themselves. All parties have had an opportunity to review this document with an attorney.


                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the     day of              , 2001.
                   -----       ------------

PC-EPHONE, INC.

By:                                                      /s/ David C. Meltzer
      ----------------------------------------------     --------------------
                                                         DAVID C. MELTZER
Name:
      ----------------------------------------------

Title:
      ----------------------------------------------

                                                     PRIVILEGED AND CONFIDENTIAL
                                                          DRAFT May 4, 2001 v1.3

                                                                       Exhibit A
                                                                       [Revised]

                                    [Option]


                           Number of options: 485,000
                         Option exercise price: _______
               Vesting schedule: 65,000 at time of commencement of
               employment; 35,000 every 3 months thereafter. Full
                               vesting in 3 years.


Additional options, of 3% of all new common share issuances, shall be granted, as the number of outstanding common shares of the Company increases, to a maximum of 720,000 options. The exercise price of such options shall be set at the fair market value of the Company's common shares at the time of the grant by the Board of Directors.

                                                                       Exhibit B

                                [Form of Release]

         In connection with the Employment Agreement, effective as of July 1, 2001 (the "Employment Agreement"), by and among PC-EPhone, Inc., a Nevada corporation (the "Company"), and David Meltzer (the "Executive"), and in consideration for the separation consideration provided in Section 7 in the Employment Agreement, from and effective as of the date of this General Release, except as otherwise provided herein, Executive does hereby release, remise, acquit and forever discharge the Company and its present and former officers, directors, executives, agents, attorneys, employees, affiliated companies, divisions, subsidiaries, successors, predecessors and assigns (collectively, the "Released Parties"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party arising out of or in any way connected with Executive's employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or any event occurring or state of facts existing on or before the date of this General Release, including, without limitation, any claims for severance or vacation benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, impairment of economic opportunity, intentional infliction of emotional harm or other tort, or employment discrimination under any applicable federal, state or local statute, provision, order or regulation excepting only those liabilities and obligations that this General Release expressly creates or expressly provides which will continue in force in accordance with this General Release.

         Executive acknowledges and agrees no provision of this General Release is to be construed in any way as an admission of any liability whatsoever by any Released Party under any federal or state statute or the principles of common law, any such liability having been expressly denied.

         Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date of execution of this General Release, filed any complaints, charges or lawsuits against any of the Released Parties with any governmental agency or any court or tribunal, and that he will not do so at any time hereafter.